UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2024

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

DE	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	NYSE
Depositary Shares, each representing a 1/1,000th ownership interest in a share of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25,000 per share and a 1/1,000th ownership interest in a share of Series B-1 Preferred Stock, par value $0.01 per share, liquidation preference $0.01 per share	NI PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 22, 2024, NiSource Inc. (the “Company”) entered into eight separate equity distribution agreements, each dated February 22, 2024 (the “Equity Distribution Agreements”), (i) among the Company, Barclays Capital Inc., as sales agent and as forward seller, and Barclays Bank PLC, as forward purchaser, (ii) among the Company, BMO Capital Markets Corp., as sales agent and forward seller, and Bank of Montreal, as forward purchaser, (iii) among the Company, BofA Securities, Inc., as sales agent and forward seller, and Bank of America, N.A., as forward purchaser, (iv) between the Company and Goldman Sachs & Co. LLC, in its capacities as sales agent, forward seller and forward purchaser, (v) among the Company, J.P. Morgan Securities LLC, as sales agent and as forward seller, and JPMorgan Chase Bank, National Association, as forward purchaser, (vi) between the Company and Morgan Stanley & Co. LLC, in its capacities as sales agent, forward seller and forward purchaser, (vii) among the Company, MUFG Securities Americas Inc., as sales agent and forward seller, and MUFG Securities EMEA plc, as forward purchaser, and (viii) among the Company, Wells Fargo Securities, LLC, as sales agent (collectively with the other sales agents, the “Agents”) and as forward seller, and Wells Fargo Bank, National Association, as forward purchaser, relating to issuances, offers and sales of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) through December 31, 2025. In accordance with the terms of the Equity Distribution Agreements, the Company may offer and sell up to an aggregate gross sales price of $900,000,000 of its Common Stock (including shares of Common Stock that may be sold pursuant to the forward sale agreements described below, the “Shares”) from time to time through any of the Agents, acting in their capacity as sales agents or as forward sellers, as described below. The Shares may be offered and sold by any method or payment permitted by law to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions on the New York Stock Exchange, the existing trading market for our shares of Common Stock, or otherwise at market prices prevailing at the time of sale, or sales made to or through a market maker or through an electronic communications network. The Shares may be offered and sold in amounts and at times to be determined by the Company from time to time, but the Company has no obligation to offer and sell any of the Shares. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock and determinations by the Company of the appropriate sources of funding for the Company.

The Equity Distribution Agreements provide that, in addition to the issuance and sale of the Shares by the Company through the Agents in their capacity as Agents, the Company may enter into forward sale agreements with the Agents or certain of their respective affiliates (when acting in its capacity under such a forward sale agreement, a “Forward Purchaser”). Concurrently with, and pursuant to, the Equity Distribution Agreements, the Company entered into eight separate master forward sale confirmations (the “Master Forward Sale Confirmations”), each dated February 22, 2024, with Barclays Bank PLC, Bank of Montreal, Bank of America, N.A, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc and Wells Fargo Bank, National Association, respectively, as forward purchasers. In connection with each forward sale agreement under a Master Forward Sale Confirmation, the relevant Forward Purchaser will, at the Company’s request, attempt to borrow from third parties and, through the relevant Agent, sell a number of Shares equal to the number of Shares underlying the particular forward sale agreement to hedge the forward sale agreement (each Agent, when acting as agent for a Forward Purchaser, a “Forward Seller”).

The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the borrowed shares of Common Stock were sold pursuant to the particular equity distribution agreement by the relevant forward seller. Thereafter, the forward sale price will be subject to adjustment as described in the relevant forward sale agreement. The forward sale agreements will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to increase or decrease based on a floating interest rate factor equal to the specified benchmark’s daily rate less a spread and subject to decrease by amounts related to expected dividends on the Common Stock during the term of the particular forward sale agreement. If the specified benchmark’s daily rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a reduction of the applicable forward sale price for such day.

The Company will not initially receive any proceeds from the sale of borrowed Shares of the Company’s Common Stock by a Forward Seller. If the Company elects to physically settle any forward sale agreement by issuing and delivering shares of Common Stock, the Company will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of shares of Common Stock underlying the particular forward sale agreement. The Company expects to receive proceeds from the sale of Shares by a Forward Seller upon future physical settlement of the relevant forward sale agreement with the relevant Forward Purchaser on dates specified by the Company on or prior to the maturity date of the relevant forward sale agreement. Although the Company expects to settle any forward sale agreement with a full physical settlement, it may, except in limited circumstances elect a cash or net share settlement for all or a portion of its obligations under such forward sale agreement. If the Company elects to cash settle or net share settle a forward sale agreement, the Company may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and the Company may owe cash (in the case of cash settlement) or shares of Common Stock (in the case of net share settlement) to the relevant Forward Purchaser.

The Company will pay each Agent a commission of up to 2% of the sales price of all Shares issued by the Company and sold through the relevant Agent under the applicable Equity Distribution Agreement. The remaining sales proceeds, after deducting any expenses payable by the Company and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will be the Company’s net proceeds for the sale of the Shares. In connection with each forward sale agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price payable by the relevant Forward Purchaser under its forward sale agreement, a commission of up to 2% of the volume weighted average of the sales prices of all borrowed shares of Common Stock sold during the applicable period by it as a Forward Seller.

The Shares will be issued pursuant to the Company’s automatic shelf registration statement filed with the Securities and Exchange Commission on November 1, 2022 (File No. 333-268084), a base prospectus, dated November 1, 2022, included as part of the registration statement, and a prospectus supplement, dated February 22, 2024, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The foregoing descriptions of the Equity Distribution Agreements and the Master Forward Sale Confirmations do not purport to be complete and are qualified in their entirety by reference to the terms and conditions of the forms of Equity Distribution Agreement and Master Forward Sale Confirmation, which are filed as Exhibits 1.1 and 1.2, respectively, and are incorporated by reference into this Item 1.01.

Item 8.01	Other Items.

On February 22, 2024, the Company issued a press release announcing the establishment of an “at-the-market” equity offering program. The Company’s press release, dated February 22, 2024, is filed as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Form of Equity Distribution Agreement

1.2	Form of Master Forward Sale Confirmation

5.1	Opinion of McGuireWoods LLP regarding the legality of the Shares

23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1)

99.1	Press release, dated February 22, 2024, issued by NiSource Inc.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statement Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that are not historical facts, including statements about the anticipated use of proceeds from any sales of Shares. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and its subsequent filings with the Securities and Exchange Commission (“SEC”), which are available on the Company’s website at www.nisource.com and on the SEC’s website at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: February 22, 2024	By:	/s/ Shawn Anderson
Shawn Anderson
Executive Vice President and Chief Financial Officer